UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2018

VECTREN CORPORATION

(Exact name of registrant as specified in its charter)

Commission File No.	Registrant, State of Incorporation, Address, and Telephone Number	I.R.S Employer Identification No.

1-15467	Vectren Corporation (An Indiana Corporation) One Vectren Square, Evansville, Indiana 47708 (812) 491-4000	35-2086905

1-16739	Vectren Utility Holdings, Inc. (An Indiana Corporation) One Vectren Square, Evansville, Indiana 47708 (812) 491-4000	35-2104850

Former name or address, if changed since last report:

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.04.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On December 7, 2018, Vectren Corporation (the “Company”) received a notice from the administrator of the Vectren Corporation Retirement Savings Plan (the “Plan”). The notice stated that the Plan will be entering a blackout period with respect to the common stock of the Company (the “Common Stock”) due to the pending merger (the “Merger”) of the Company with a subsidiary of CenterPoint Energy, Inc. The notice stated that, shortly prior to closing of the Merger, (a) new investments in the Common Stock will be closed and (b) there will be a limited blackout period (not expected to last for more than three business days) during which transactions in the Common Stock in the Plan will not be permitted. The blackout period is expected to commence shortly prior to the closing of the Merger. The Company is unable to determine the closing date of the Merger and it is therefore unable to determine the exact dates for the blackout period.

Because the blackout period under the Plan is not expected to last more than three consecutive business days, the Company does not expect a “blackout period” as defined in Rule 104 of Regulation BTR to occur. However, if the blackout period under the Plan were to last for a period of more than three consecutive business days, a blackout period would arise under Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR. During any such blackout period, directors and executive officers of the Company would be prohibited from purchasing, selling or otherwise acquiring or transferring, directly or indirectly, any equity security of the Company acquired in connection with their employment as an officer or services as a director.

As a result, the Company is voluntarily filing this report to disclose that, on December 14, 2018, the Company sent a notice to its directors and executive officers notifying them of the blackout period under the Plan and certain trading prohibitions that they would be subject to during such blackout period if and only if a blackout period actually arises pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR.

During the blackout period and for a period of two years after the ending date of the blackout period, holders of the Company’s common stock and other interested parties may obtain, without charge, the actual beginning and ending dates of the blackout period by sending a written request to Vectren Corporation, Attention: Human Resources, One Vectren Square, 211 N.W. Riverside Drive, Evansville, Indiana, 47708 or by calling (812) 491-4000.

A copy of the notice that was sent by the Company to its directors and executive officers is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

The exhibits listed below are filed or furnished, as applicable, herewith.

(d)	Exhibits.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Notice to Directors and Executive Officers of Vectren Corporation regarding Potential Blackout, dated December 14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTREN CORPORATION VECTREN UTILITY HOLDINGS, INC.
December 14, 2018

	By:	/s/ M. Susan Hardwick
M. Susan Hardwick
Executive Vice President and Chief Financial Officer

4